Exhibit 99.1

IMAX CORPORATION REPORTS RECORD Q3 2023 RESULTS

•
Global entertainment technology platform delivers strong Q3 year-over-year growth across all key financial metrics, including Revenue (+51%), Gross Margin (+98%) and Adjusted EBITDA (+174%)(1)

•
Network growth accelerates while system signings climb to 120 to-date — more than double what the Company delivered in all of 2022 (47)

•
Q3 marks the Company's second highest grossing quarter of all time at the IMAX global box office

•
Box office strength drives significant operating leverage, delivering in the third quarter $12 million in Net Income, Adjusted EPS(1) of $0.35, record Adjusted EBITDA(1) of $45 million, and Adjusted EBITDA(1) Margin of 47%

•
Robust cash flow generation continues, with cash from operations of $55 million through nine months compared with $0.5 million for the same period in 2022

NEW YORK, NY — October 25, 2023 — IMAX Corporation (NYSE: IMAX) today reported strong top and bottom-line financial results for the third quarter of 2023, demonstrating the value of its unique global entertainment technology platform and diversified content portfolio.

“IMAX financial results for the third quarter are spectacular by any measure — versus budget, versus our historical performance and in the context of a highly dynamic business environment for media and entertainment,” said Richard L. Gelfond, Chief Executive Officer of IMAX. “We are programming by far the strongest and most diverse content portfolio in our history — Hollywood blockbusters, local language films, marquee theatrical releases by streamers, concert films, docs, Live events, and we couldn't be more pleased with the results across our global network.”

“Our outsized performance with Hollywood blockbusters coupled with the expansion of our successful local language strategy is fueling strong network growth around the world, with robust sales activity in China and North America as well as key growth markets across Europe and Southeast Asia.”

“It is clear that IMAX is the preferred way to experience blockbuster entertainment globally, and our global footprint, differentiated technology, and asset-lite model have made us a consistent winner. As we enter the fourth quarter, we remain on track to deliver significant growth in system signings, installations, and Adjusted EBITDA for the full year and one of the best years in our history at the global box office.”

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

Third Quarter Financial Highlights

_______________

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
In millions of U.S. Dollars, except per share data	2023	2022	YoY % Change	2023	2022	YoY % Change
Total Revenue	$103.9	$68.8	51%	$288.8	$202.8	42%

Gross Margin	$62.7	$31.7	98%	$170.7	$107.5	59%
Gross Margin (%)	60%	46%		59%	53%

Net Income (Loss)(2)	$12.0	$(9.0)	N/A	$22.8	$(25.4)	N/A
Diluted Net Income (Loss) per share(2)	$0.22	$(0.16)	N/A	$0.41	$(0.44)	N/A
Adjusted Net Income (Loss)(1)(2)	$19.4	$(3.0)	N/A	$42.8	$(7.3)	N/A
Adjusted Net Income (Loss) per share(1)(2)	$0.35	$(0.05)	N/A	$0.77	$(0.13)	N/A

Adjusted EBITDA per Credit Facility(1)(3)	$45.1	$16.5	174%	$105.1	$56.7	85%
Adjusted EBITDA Margin (%)(1)(2)	47%	26%	81%	39%	30%	30%

Weighted average shares outstanding (in millions):
Basic	54.6	56.0	(3%)	54.4	57.3	(5%)
Diluted	55.5	56.0	(1%)	55.3	57.3	(4%)
(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Adjusted EBITDA per Credit facility attributable to common shareholders.

Third Quarter and September YTD Segment Results(1)

	Content Solutions			Technology Products and Services

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
3Q23	$44.2	$26.4	60%	$56.2	$33.8	60%
3Q22	22.0	9.1	42%	45.5	21.8	48%
% change	101%	189%		23%	55%

YTD 3Q23	$107.6	$64.4	60%	$171.8	$100.1	58%
YTD 3Q22	72.5	39.1	54%	$126.3	65.9	52%
% change	48%	65%		36%	52%

_______________

(1)
Please refer to the Company’s Form 10-Q for the period ended September 30, 2023, for additional segment information.

Content Solutions Segment

•
Content Solutions revenues of $44.2 million increased 101% year-over-year. Gross box office from IMAX locations in Q3 2023 of $347.1 million was up 96% from Q3 2022. Key contributors to third quarter box office performance included:
o
Hollywood titles led by Oppenheimer with $180 million in IMAX GBO with significant contributions coming from Mission Impossible: Dead Reckoning Part 1 and Indiana Jones and the Dial of Destiny.
o
Local language titles led by the record setting Chinese title Creation of the Gods: Kingdom of Storms ($32.3 million in IMAX GBO), with strong contributions coming from No More Bets, Lost in the Stars, and Jawan.
•
Gross margin for Content Solutions was $26.4 million (at a 60% margin) and increased 189% compared to the third quarter of the prior year period. This outsized growth was driven by the operating leverage in our business that resulted in very pronounced profit flow-through from box office.

Technology Products and Services Segment

•
Technology Products and Services revenues and gross margin increased 23% year-over-year to $56.2 million and 55% year-over-year to $33.8 million, respectively, which reflects growth in box office tied to rental revenues as well as a higher number of sale/hybrid installations.
•
During the third quarter the Company installed 30 systems compared to 17 systems in the third quarter of 2022. Of those, 16 systems were under sales and hybrid JRSA arrangements, compared to 9 systems in the prior year.

Operating Cash Flow and Liquidity

Net cash provided by operating activities for the nine months through September, was $54.6 million compared to net cash provided by operating activities of $0.5 million in the prior year period.

As of September 30, 2023, the Company’s available liquidity was $308.8 million or $438.8 million excluding the letter of credit associated with the IMAX China privatization transaction. Our liquidity includes cash and cash equivalents of $109.6 million, $150.0 million in available borrowing capacity under the Credit Facility, $130.0 million for the standby letter of credit and $49.2 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $258.2 million as of September 30, 2023.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company's common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the third quarter of 2023 were 54.6 million and 55.5 million, respectively, compared to 56.0 million for both in the third quarter of 2022, a decrease of 3% and 1%, respectively.

The Company repurchased 374,080 common shares at an average price of $16.93 per share, for a total of $6.3 million, excluding commission, year-to-date through October 24, 2023.

On June 14, 2023, the Company announced a 3-year extension to its share-repurchase program through June 30, 2026. The current share-repurchase program authorizes the Company to repurchase up to $400 million of its common shares, of which approximately $187 million remains available.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Tuesday of each week, although the Company may change this timing without notice. Results will be displayed with a few days lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its third quarter 2023 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here: https://register.vevent.com/register/BI507a09f12d7e4417a07562a7285253bd and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe. Streaming technology company SSIMWAVE, an IMAX subsidiary, is a leader in AI-driven video quality solutions for media and entertainment companies.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of September 30, 2023, there were 1,731 IMAX systems (1,651 commercial multiplexes, 12 commercial destinations, 68 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAXTM, IMAX LiveTM, IMAX Enhanced®, and SSIMWAVE® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@imax.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, statements regarding the emergence of Cineworld from bankruptcy, as well as plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability; the failure to convert system backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company's periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K, as supplemented by those discussed in the Company's Quarterly Report on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

In the first quarter of 2023, the Company revised its internal segment reporting, including the information provided to the CODM to assess segment performance and allocate resources. Accordingly, the Company has two reportable segments: (i) Content Solutions, which principally includes content enhancement and distribution services, previously included within the IMAX DMR, Film Distribution and Film Post-Production segments, and (ii) Technology Products and Services, which principally includes the sale, lease, and maintenance of IMAX Systems, previously included within the JRSA, IMAX Systems, IMAX Maintenance, and Other Theater Business segments. The Company’s activities that do not meet the criteria to be considered a reportable segment are reported within All Other. Prior period comparatives have been revised to conform with the current period presentation.

The Company has the following reportable segments:

(i)
Content Solutions, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)
Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Transactions between segments are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

IMAX Network and Backlog

	Three Months Ended September 30,		Nine Months Ended September 30,
System Signings:	2023	2022	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	7	3	44	9
Hybrid JRSA	—	1	—	3
Traditional JRSA	7	7	32	9
Total new IMAX Systems	14	11	76	21
Upgrades of IMAX systems	6	4	18	14
Total IMAX System signings	20	15	94	35

	Three Months Ended September 30,		Nine Months Ended September 30,
System Installations:	2023	2022	2023	2022
New IMAX Systems
Sales and sales-type lease arrangements	14	7	30	14
Hybrid JRSA	—	2	2	5
Traditional JRSA	4	7	7	16
Total new IMAX Systems	18	16	39	35
Upgrades of IMAX Systems	12	1	20	5
Total IMAX System installations	30	17	59	40

	September 30,
IMAX System Backlog:	2023	2022
Sales and sales-type lease arrangements	192	170
Hybrid JRSA	107	127
Traditional JRSA	187	192
Total IMAX System backlog	486	489

	September 30,
IMAX Network:	2023	2022
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	743	696
Hybrid JRSA	137	150
Traditional JRSA	771	776
Total Commercial Multiplex Theaters	1,651	1,622
Commercial Destination Theaters	12	12
Institutional Theaters	68	69
Total IMAX network	1,731	1,703

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Technology sales	$18,273	$18,065	$65,455	$35,270
Image enhancement and maintenance services	60,250	36,233	154,244	117,285
Technology rentals	23,008	12,540	62,612	43,726
Finance income	2,365	1,917	6,510	6,478
	103,896	68,755	288,821	202,759
Costs and expenses applicable to revenues
Technology sales	7,948	10,061	28,951	20,264
Image enhancement and maintenance services	26,646	20,563	69,470	56,259
Technology rentals	6,587	6,430	19,747	18,728
	41,181	37,054	118,168	95,251
Gross margin	62,715	31,701	170,653	107,508
Selling, general and administrative expenses	36,282	32,905	109,336	100,181
Research and development	2,771	1,115	7,388	3,667
Amortization of intangible assets	1,107	1,111	3,328	3,412
Credit loss expense, net	523	808	1,589	8,149
Asset impairments	—	—	—	4,470
Executive transition costs	—	—	1,353	—
Income (loss) from operations	22,032	(4,238)	47,659	(12,371)
Unrealized investment gains	364	35	436	99
Retirement benefits non-service expense	(77)	(140)	(232)	(417)
Interest income	738	257	1,838	1,176
Interest expense	(1,483)	(1,323)	(5,045)	(4,354)
Income (loss) before taxes	21,574	(5,409)	44,656	(15,867)
Income tax expense	(6,555)	(2,348)	(14,901)	(8,091)
Net income (loss)	15,019	(7,757)	29,755	(23,958)
Less: net (income) loss attributable to non-controlling interests	(3,029)	(1,196)	(6,960)	(1,455)
Net income (loss) attributable to common shareholders	$11,990	$(8,953)	$22,795	$(25,413)

Net income (loss) per share attributable to common shareholders:
Basic	$0.22	$(0.16)	$0.42	$(0.44)
Diluted	$0.22	$(0.16)	0.41	(0.44)

Weighted average shares outstanding (in thousands):
Basic	54,618	56,039	54,424	57,301
Diluted	55,535	56,039	55,261	57,301

Additional Disclosure:
Depreciation and amortization	$19,279	$15,640	$46,477	$42,663
Amortization of deferred financing costs	$492	$712	$1,742	$2,465

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share amounts)

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$109,603	$97,401
Accounts receivable, net of allowance for credit losses	135,962	136,142
Financing receivables, net of allowance for credit losses	125,322	129,384
Variable consideration receivables, net of allowance for credit losses	59,042	44,024
Inventories	45,365	31,534
Prepaid expenses	13,042	12,343
Film assets, net of accumulated amortization	5,232	5,277
Property, plant and equipment, net of accumulated depreciation	238,140	252,896
Investment in equity securities	—	1,035
Other assets	20,119	15,665
Deferred income tax assets, net of valuation allowance	11,961	9,900
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	34,343	32,738
Total assets	$850,946	$821,154
Liabilities
Accounts payable	$37,699	$25,237
Accrued and other liabilities	123,863	117,286
Deferred revenue	66,272	70,940
Revolving credit facility borrowings, net of unamortized debt issuance costs	23,903	36,111
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	228,449	226,912
Deferred income tax liabilities	13,349	14,900
Total liabilities	493,535	491,386
Commitments, contingencies and guarantees
Non-controlling interests	661	722
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
54,607,095 issued and outstanding (December 31, 2022 — 54,148,614 issued and outstanding)	390,097	376,715
Other equity	179,970	185,678
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(272,318)	(293,124)
Accumulated other comprehensive loss	(14,637)	(9,846)
Total shareholders' equity attributable to common shareholders	287,044	263,355
Non-controlling interests	69,706	65,691
Total shareholders' equity	356,750	329,046
Total liabilities and shareholders' equity	$850,946	$821,154

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Operating Activities
Net income (loss)	$29,755	$(23,958)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	46,477	42,663
Amortization of deferred financing costs	1,742	2,465
Credit loss expense, net	1,589	8,149
Write-downs	872	5,707
Deferred income tax benefit	(3,724)	(3,374)
Share-based and other non-cash compensation	17,830	19,510
Unrealized foreign currency exchange loss	52	1,310
Unrealized investment gains	(436)	(99)
Changes in assets and liabilities:
Accounts receivable	(2,392)	(18,050)
Inventories	(13,771)	(10,131)
Film assets	(14,575)	(14,174)
Deferred revenue	(4,670)	(5,989)
Changes in other operating assets and liabilities	(4,141)	(3,548)
Net cash provided by operating activities	54,608	481
Investing Activities
Purchase of property, plant and equipment	(2,541)	(5,248)
Investment in equipment for joint revenue sharing arrangements	(10,705)	(14,543)
Interest in film classified as a financial instrument	—	(4,731)
Acquisition of other intangible assets	(5,418)	(3,246)
Acquisition of SSIMWAVE, net of cash and cash equivalents acquired	—	(12,639)
Net cash used in investing activities	(18,664)	(40,407)
Financing Activities
Revolving credit facility borrowings	31,032	4,890
Repayments of revolving credit facility borrowings	(43,057)	(3,600)
Credit facility amendment fees paid	—	(2,277)
Other borrowings	315	—
Repurchase of common shares	(4,263)	(53,581)
Repurchase of common shares, IMAX China	—	(3,043)
Taxes withheld and paid on employee stock awards vested	(6,458)	(3,393)
Principal payment under finance lease obligations	(480)	(890)
Dividends paid to non-controlling interests	(1,438)	(2,701)
Net cash used in financing activities	(24,349)	(64,595)
Effects of exchange rate changes on cash	607	1,961
Increase (decrease) in cash and cash equivalents during period	12,202	(102,560)
Cash and cash equivalents, beginning of period	97,401	189,711
Cash and cash equivalents, end of period	$109,603	$87,151

Segment Revenue and Gross Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands of U.S. Dollars)	2023	2022	2023	2022
Revenue
Content Solutions	$44,214	$21,967	$107,605	$72,499
Technology Products and Services	56,169	45,542	171,813	126,262
Sub-total for reportable segments	100,383	67,509	279,418	198,761
All Other(1)	3,513	1,246	9,403	3,998
Total	$103,896	$68,755	$288,821	$202,759

Gross Margin
Content Solutions	$26,407	$9,140	$64,397	$39,121
Technology Products and Services	33,761	21,752	100,066	65,875
Sub-total for reportable segments	60,168	30,892	164,463	104,996
All Other(1)	2,547	809	6,190	2,512
Total	$62,715	$31,701	$170,653	$107,508

______________

(1)
All Other includes the results from the Company's streaming and consumer technology business, as well as other ancillary activities.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net, (iii) realized and unrealized investment gains or losses; (iv) transaction-related expenses, and (v) executive transition costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share are presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as well as “Adjusted EBITDA per Credit Facility,” as defined in the Company’s Credit Agreement. As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) transaction-related expenses; (iv) executive transition costs; and (v) write-downs, net of recoveries, including asset impairments and credit loss expense.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company's definition of free cash flow deducts only normal recurring capital expenditures, including its investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended September 30, 2023			For the Three Months Ended September 30, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net income (loss)	$15,019	$3,029	$11,990	$(7,757)	$1,196	$(8,953)
Add (subtract):
Income tax expense	6,555	1,041	5,514	2,348	(22)	2,370
Interest expense, net of interest income	253	(145)	398	354	(39)	393
Depreciation and amortization, including film asset amortization	19,279	1,304	17,975	15,640	1,214	14,426
Amortization of deferred financing costs(1)	492	—	492	712	—	712
EBITDA	$41,598	$5,229	$36,369	$11,297	$2,349	$8,948
Share-based and other non-cash compensation	5,297	155	5,142	5,544	(27)	5,571
Unrealized investment gains	(364)	(93)	(271)	(35)	—	(35)
Transaction-related expenses	3,086	—	3,086	955	—	955
Write-downs, including asset impairments and credit loss expense	921	164	757	1,083	66	1,017
Adjusted EBITDA per Credit Facility	$50,538	$5,455	$45,083	$18,844	$2,388	$16,456
Revenues attributable to common shareholders(2)	$103,896	$8,028	$95,868	$68,755	$4,257	$64,498
Adjusted EBITDA margin attributable to common shareholders	49%	68%	47%	27%	56%	26%

	For the Twelve Months Ended September 30, 2023			For the Twelve Months Ended September 30, 2022
	Attributable to			Attributable to
	Non-controlling	Less:		Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
(In thousands of U.S. Dollars)	Common Shareholders	Non-controlling Interests	Common Shareholders	Common Shareholders	Non-controlling Interests	Common Shareholders
Reported net income (loss)	$33,836	$8,428	$25,408	$(10,579)	$4,734	$(15,313)
Add (subtract):
Income tax expense	16,917	2,658	14,259	19,239	2,027	17,212
Interest expense, net of interest income	2,024	(286)	2,310	970	(327)	1,297
Depreciation and amortization, including film asset amortization	60,475	5,260	55,215	58,175	5,056	53,119
Amortization of deferred financing costs(1)	2,454	—	2,454	3,229	—	3,229
EBITDA	$115,706	$16,060	$99,646	$71,034	$11,490	$59,544
Share-based and other non-cash compensation	25,893	835	25,058	27,031	845	26,186
Unrealized investment gains	(407)	(93)	(314)	(128)	—	(128)
Transaction-related expenses	3,408	—	3,408	955	—	955
Write-downs, including asset impairments and credit loss expense	4,328	561	3,767	15,675	1,538	14,137
Executive transition costs	1,353	—	1,353	—	—	—
Adjusted EBITDA per Credit Facility	$150,281	$17,363	$132,918	$114,567	$13,873	$100,694
Revenues attributable to common shareholders(2)	$386,867	$28,260	$358,607	$311,331	$24,347	$286,984
Adjusted EBITDA margin attributable to common shareholders	39%	61%	37%	37%	57%	35%

______________

(1)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(2)
Revenues attributable to common shareholders calculated as follows:

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
(In thousands of U.S. Dollars)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total revenues	$103,896	$68,755	$386,867	$311,331
Greater China revenues	$28,297	$14,889	$99,703	$84,769
Non-controlling interest ownership percentage(3)	28.37%	28.59%	28.34%	28.72%
Deduction for non-controlling interest share of revenues	(8,028)	(4,257)	(28,260)	(24,347)
Revenues attributable to common shareholders	$95,868	$64,498	$358,607	$286,984
(3)
Weighted average ownership percentage for change in non-controlling interest share.

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Net Income (Loss) Per Share

	Three Months Ended September 30,
	2023		2022
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Share	Net Loss	Per Share
Net income (loss) attributable to common shareholders	$11,990	$0.22	$(8,953)	$(0.16)
Adjustments(1):
Share-based compensation	5,063	0.09	5,431	0.10
COVID-19 government relief benefits, net	—	—	(212)	—
Unrealized investment gains	(454)	(0.01)	(34)	—
Transaction-related expenses	3,086	0.06	955	0.02
Tax impact on items listed above	(275)	—	(214)	—
Adjusted net income (loss)(1)	$19,410	$0.35	$(3,027)	$(0.05)

Weighted average shares outstanding — basic		54,618		56,039
Weighted average shares outstanding — diluted		55,535		56,039

	Nine Months Ended September 30,
	2023		2022
(In thousands of U.S. dollars, except per share amounts)	Net Income	Per Share	Net Loss	Per Share
Net income (loss) attributable to common shareholders	$22,795	$0.41	$(25,413)	$(0.44)
Adjustments(1):
Stock-based compensation	17,110	0.31	18,651	0.33
COVID-19 government relief benefits, net	—	—	(373)	(0.01)
Unrealized investment gains	(526)	(0.01)	(98)	—
Transaction-related expenses	3,242	0.06	955	0.02
Executive transition costs	1,353	0.02	—	—
Tax impact on items listed above	(1,184)	(0.02)	(1,071)	(0.02)
Adjusted net income (loss)(1)	$42,790	$0.77	$(7,349)	$(0.13)

Weighted average shares outstanding — basic		54,424		57,301
Weighted average shares outstanding — diluted		55,261		57,301

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

	Nine Months Ended	Nine Months Ended
(In thousands of U.S. Dollars)	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$54,608	481
Net cash used in capital expenditures	(18,664)	(23,037)
Free cash flow	$35,944	(22,556)